Exhibit 99.1

                            Joint Filer Information

Date of Event Requiring Statement:   February 16, 2007

Issuer Name and Ticker or Trading
Symbol:                              AutoNation, Inc. (AN)

Designated Filer:                    Edward S. Lampert

Other Joint Filers:                  ESL Investments, Inc.

Addresses:                           The principal business address of each
                                     of the Joint Filers above is
                                     200 Greenwich Avenue, Greenwich, CT 06830.

Signatures:                          EDWARD S. LAMPERT

                                     /s/ Edward S. Lampert
                                     ---------------------------------------
                                     Edward S. Lampert


                                     ESL INVESTMENTS, INC.

                                        By:  /s/ Theodore W. Ullyot
                                             -------------------------------
                                             Name:  Theodore W. Ullyot
                                             Title: EVP & General Counsel